UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2015

First Internet Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

8888 Keystone Crossing, Suite 1700	46240
Indianapolis, Indiana
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2015, Edward A. Roebuck, Senior Vice President and Chief Credit Officer of First Internet Bancorp (“Company”) announced that he had resigned from the Company. His resignation will be effective October 23, 2015. In connection with his resignation, Mr. Roebuck will receive an extra month's salary in one lump sum payment of $13,750 with the payment to be made on or before October 30, 2015.

Effective October 5, 2015, Stephen C. Farrell was appointed as Senior Vice President, Chief Credit Officer and Credit Administrator of the Company. Prior to joining the Company, Mr. Farrell served 16 years with Salin Bank and Trust Company, including the last nine years as Executive Vice President and Chief Credit Officer. In this role, his responsibilities included managing loan portfolio underwriting, credit administration, loan operations and consumer loan monitoring. Earlier in his career, Mr. Farrell worked at Bank One, American Fletcher National Bank, and Merchants National Bank where he served in various loan origination and underwriting roles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 8, 2015

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Senior Vice President & Chief Financial Officer